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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                       ASYST TECHNOLOGIES REPORTS RESULTS
                        FOR FIRST QUARTER OF FISCAL 2004

FREMONT, Calif., July 29, 2003 - Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that maximize the productivity of semiconductor and related manufacturing, today announced financial results for its first fiscal quarter ended June 30, 2003. The company also provided upward sales guidance for its second fiscal quarter ended Sept. 30, 2003.

         First quarter consolidated net sales were $45.3 million, compared with $59.7 million in the prior sequential quarter and $51.9 million in the same quarter a year ago. As expected, sales declined sequentially as a result of the continued spending pullback by many of the company's key customers, particularly in Asia, and as a result of the sale of the company's wafer and reticle carrier
(WRC) product lines in February 2003.

         As required under GAAP percentage-of-completion accounting, which is used to recognize revenue at the company's Asyst-Shinko, Inc. (ASI) joint venture, ASI had approximately $25.6 million and $17.4 million of unbilled receivables as of June 30, 2003 and March 31, 2003, respectively.

         Consolidated net bookings of $44.5 million were up 6% from net bookings of $42.0 million in the prior sequential quarter, for a book-to-bill ratio of 1.0.

         Consolidated GAAP gross margin of 10% was impacted by $4.8 million of one-time costs primarily related to the transition to outsourced manufacturing. Excluding the impact of these charges, the company's pro forma gross margin for the quarter was 20%.

         The company believes that its pro forma presentation provides useful supplemental information for analyzing the business because it removes the effects of non-recurring items and non-cash items such as acquisition-related stock-based compensation, amortization of intangibles and other items detailed in a table included as part of this release. The table provides a reconciliation of operating results under GAAP to pro forma operating results.

         The company has reached agreement with a buyer for its land in Fremont, California, and has taken an impairment charge of $6.9 million to write-down the land to approximately $12.1 million, which are the expected net proceeds from the sale. The company also incurred $4.4 million of restructuring charges, primarily severance related to its previously announced workforce reductions. Including these charges, consolidated GAAP operating expenses were $43.2 million, compared with $33.2 million in the prior sequential quarter. Pro forma operating expenses, which exclude the amortization of intangibles,

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restructuring and other charges, were $26.8 million, compared with $27.4 million in the prior sequential quarter.

         GAAP net loss for the fiscal 2004 first quarter was $(37.4 million), or $(0.97) per diluted share. This compares with a GAAP net loss of $(3.4 million) or $(0.09) per diluted share in the prior sequential quarter, which included a gain on the sale of the company's WRC product lines of $28.4 million and a net loss from discontinued operations of $(9.3 million), reflecting the sale of the company's AMP and SemiFab manufacturing subsidiaries and those subsidiaries' operating losses. In the first quarter of fiscal 2003, the company reported a GAAP net loss of $(13.5 million) or $(0.37) per diluted share. Pro forma net loss from continuing operations was $(17.8 million), or $(0.46) per share.

MULTIPLE FAB OPPORTUNITIES, RESTRUCTURING TAKING HOLD

"Sales for the first quarter were in line with our expectations and gross margins before one-time charges were ahead of expectations," said Steve Schwartz, chairman and CEO. "Our restructuring program remains on track to position us for cash breakeven at $65 million of quarterly sales. We are tracking 13 potential new fab projects. We already have been selected as AMHS supplier for one of these fabs, UMCi, and for the second planned 300mm fab of a major foundry customer in Taiwan. We believe that, of the remaining 11 that have yet to make AMHS decisions, between two and five will make selections during the second half of calendar 2003. In addition, we are tracking 11 potential 300mm expansions and are incumbent AMHS supplier at six of these. It is significant that most of these 300mm projects are in Asia, where our traditional Asyst business is also very strong."

         Commenting on 200mm market opportunities, Mr. Schwartz said, "We believe that 200mm SMIF upgrades and expansions of leading-edge 200mm SMIF fabs will move forward rapidly as an upturn takes hold. We currently are tracking several such opportunities, as well as at least one large Greenfield 200mm fab, and continue to enjoy 200mm SMIF market share in excess of 80%."

CASH FLOW AND BALANCE SHEET

Cash and short-term investments at June 30, 2003 were $76.3 million, down $23.0 million from March 31, 2003. This reflects $19.2 million of cash consumption in the base business primarily related to operating losses and restructuring charges, which was in line with company guidance. ASI's $3.8 million of cash consumption was primarily attributable to the acquisition of Shinko Electric's North American AMHS service and support entity and to changes in working capital, offset by positive EBITDA of approximately $600,000. Approximately $18.8 million of the company's consolidated balance of cash and short-term investments is for the exclusive use of ASI.

         Short-term debt of $21.4 million is primarily low-interest, asset-based revolving debt held by Asyst Japan Inc. The company's long-term debt of $115 million is comprised of the following:

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     -   $86 million relates to 5.75% convertible debentures due 2008, convertible into common stock at $15.18 per share, with no "put" option.

     - $25 million is attributable to the company's two-year credit facility established in October 2002 to support the acquisition of the Asyst-Shinko JV interest.

     - $4 million relates to the outstanding mortgage balance on the Asyst Japan facility.

OUTLOOK

Following is guidance for the fiscal year 2004 second quarter ending September 30, 2003:

     - The company anticipates that consolidated net sales will increase approximately 10% sequentially over the first fiscal quarter ended June 30, 2003.

     - Consolidated gross margin is expected to be approximately 20-25%. Over the next several quarters, the company expects to receive significant margin improvement from Solectron's buying power and other efficiencies.

     - Operating expenses, including amortization of intangibles of approximately $5 million but excluding restructuring and other charges, are expected to be approximately $28 million, a reduction of more than $3 million from fiscal first quarter levels.

     - The company expects to be cash flow positive for the quarter, including any cash restructuring charges, cash impact of Asyst-Shinko, working capital requirements and expected cash proceeds of approximately $12.1 million from the land sale.

     - The company expects net other expense to be approximately $1.0 million.

     -   Tax benefit is expected to be approximately $1.2 million.

     - The minority interest (the portion of ASI's net operating results that is recognized by the minority partner) is expected to be approximately $700,000, which would be a positive impact on the consolidated income statement.

     - The company is continuing to implement its restructuring program and over the next few quarters expects to incur a total of $3 million to $5 million of additional charges, primarily non-cash charges related to restructuring its Asyst Japan robotics business.

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ADJUSTMENTS FROM GAAP TO PRO FORMA RESULTS: Pro forma refers to GAAP results excluding the impact of acquisition-related stock-based compensation, amortization of acquired intangible assets, asset impairment charges, restructuring charges, additional inventory reserve, charges associated with outsourcing initiative, and discontinued operations. Management believes that its pro forma presentation provides useful supplemental information for analyzing the ongoing performance of the business.

ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation systems for the semiconductor manufacturing industry, which enable semiconductor manufacturers to increase their manufacturing productivity and protect their investment in silicon wafers during the manufacture of semiconductors, or chips. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chipmakers and original equipment manufacturers, or OEMs, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

CONFERENCE CALL DETAILS

A live webcast of the conference call to discuss the quarter's financial results will take place today at 5:30 p.m. Eastern Time. The webcast will be publicly available on Asyst's website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the "webcast" link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst's website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 545209. The audio instant replay is available from July 29 at 7:30 p.m. Eastern Time through August 12 at 11:59 p.m. Eastern Time.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: the volatility of semiconductor industry cycles, ability to improve gross margins through outsourced manufacturing, ability to reduce operating expenses, ability to manage cash flows, failure to respond to rapid demand shifts, dependence on a few significant customers, the transition of the industry from 200mm wafers to 300mm wafers, risks associated with the acceptance of new products and product capabilities, competition in the semiconductor equipment industry, failure to efficiently integrate acquired companies, failure to retain employees, and other factors more fully detailed in the company's annual report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

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                            ASYST TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                  JUNE 30,       MARCH 31,        JUNE 30,
                                                                                   2003            2003            2002
                                                                                -----------     -----------     -----------
                                                                                (unaudited)                     (unaudited)
ASSETS
Current assets:
       Cash and cash equivalents                                                $    73,116     $    96,214     $    64,658
       Restricted cash and equivalents                                                3,178           3,088           4,158
       Short-term investments                                                             -               -          14,000
       Accounts receivable, net                                                      69,729          74,878          40,545
       Inventories                                                                   17,671          22,204          43,008
       Deferred tax asset                                                             1,072               -          33,937
       Prepaid expenses and other                                                    11,295          10,317          15,272
                                                                                -----------     -----------     -----------

             Total current assets                                                   176,061         206,701         215,578
                                                                                -----------     -----------     -----------

Long-term assets:
       Property and equipment, net                                                   23,381          24,295          39,162
       Deferred tax asset                                                               108             200          33,265
       Goodwill                                                                      65,876          65,505           4,428
       Intangible assets, net                                                        71,859          76,862          37,554
       Other assets                                                                  17,003          21,662          30,589
                                                                                -----------     -----------     -----------

             Total long-term assets                                                 178,227         188,524         144,998
                                                                                -----------     -----------     -----------

                                                                                $   354,288     $   395,225     $   360,576
                                                                                ===========     ===========     ===========

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
       Short-term loans and notes payable                                       $    20,183     $    17,976     $    19,964
       Current portion of long-term debt and finance leases                           1,251           1,273           1,880
       Accounts payable                                                              34,992          45,027          16,919
       Accrued liabilities and other                                                 59,514          50,572          34,064
       Deferred revenue                                                               1,595           2,130           7,555
                                                                                -----------     -----------     -----------

             Total current liabilities                                              117,535         116,978          80,382
                                                                                -----------     -----------     -----------

Long-term liabilities:
       Long-term debt and finance leases, net of current portion                    114,640         114,812          91,238
       Deferred tax liability                                                        22,080          23,754
       Other long-term liabilities                                                   12,257          12,754           6,520
                                                                                -----------     -----------     -----------

             Total long-term liabilities                                            148,977         151,320          97,758
                                                                                -----------     -----------     -----------

Minority interest                                                                    56,707          58,893               -

Shareholders' equity:
       Common Stock                                                                 334,027         332,569         325,273
       Accumulated deficit                                                         (302,958)       (264,535)       (142,837)
                                                                                -----------     -----------     -----------

             Total shareholders' equity                                              31,069          68,034         182,436
                                                                                -----------     -----------     -----------

                                                                                $   354,288     $   395,225     $   360,576
                                                                                ===========     ===========     ===========

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                            ASYST TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)

                                                                                   THREE MONTHS         THREE MONTHS
                                                                                       ENDED                ENDED
                                                                                   JUNE 30, 2003        JUNE 30, 2002
                                                                                 ----------------     ----------------
Net sales                                                                        $         45,268     $         51,865
Cost of sales                                                                              40,824               35,310
                                                                                 ----------------     ----------------
Gross profit                                                                                4,444               16,555
                                                                                 ----------------     ----------------
Operating expenses:
       Research and development                                                             9,624               10,292
       Selling, general and administrative                                                 17,605               16,539
       Amortization of acquired intangible assets                                           4,785                1,650
       Restructuring charges                                                                4,363                    -
       Asset impairment charges                                                             6,853                    -
       In-process research and development costs of acquired businesses                         -                2,500
                                                                                 ----------------     ----------------
             Total operating expenses                                                      43,230               30,981
                                                                                 ----------------     ----------------

Operating loss                                                                            (38,786)             (14,426)
Other income (expense), net                                                                  (925)              (1,705)
                                                                                 ----------------     ----------------

Loss before benefit from income taxes                                                     (39,711)             (16,131)
Benefit from income taxes                                                                  (1,380)              (4,033)
Minority interest                                                                            (955)                   -
                                                                                 ----------------     ----------------
Net loss from continuing operations                                                       (37,376)             (12,098)
Discontinued operations, net of income tax                                                      -               (1,360)
                                                                                 ----------------     ----------------
Net loss                                                                         $        (37,376)    $        (13,458)
                                                                                 ================     ================

Basic loss per share:
  Continuing Operations                                                          $          (0.97)    $          (0.33)
  Discontinued Operations                                                                       -                (0.04)
                                                                                 ----------------     ----------------
  Total basic loss per share                                                     $          (0.97)    $          (0.37)
                                                                                 ================     ================

Diluted loss per share:
  Continuing Operations                                                          $          (0.97)    $          (0.33)
  Discontinued Operations                                                                       -                (0.04)
                                                                                 ----------------     ----------------
  Total diluted loss per share                                                   $          (0.97)    $          (0.37)
                                                                                 ================     ================

Shares used in the per share calculation:

       Basic                                                                               38,475               36,565
                                                                                 ================     ================
       Diluted                                                                             38,475               36,565
                                                                                 ================     ================

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                            ASYST TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; in thousands, except per share data)

                                                             THREE MONTHS ENDED        PRO FORMA                  PRO FORMA
                                                               JUNE 30, 2003          ADJUSTMENTS                  RESULTS
                                                             ------------------    -----------------          -----------------
Net sales                                                    $          45,268     $               -          $          45,268
Cost of sales                                                           40,824                (4,795)(1, 2)              36,029
                                                             -----------------     -----------------          -----------------
Gross profit                                                             4,444                                            9,239
                                                             -----------------                                -----------------
Operating expenses:
       Research and development                                          9,624                  (115)   (2)               9,509
       Selling, general and administrative                              17,605                  (283)   (2)              17,322
       Amortization of acquired intangible assets                        4,785                (4,785)   (3)                   -
       Restructuring charges                                             4,363                (4,363)   (4)                   -
       Asset impairment charges                                          6,853                (6,853)   (5)                   -
                                                             -----------------     -----------------          -----------------
             Total operating expenses                                   43,230               (16,399)                    26,831
                                                             -----------------     -----------------          -----------------

Operating loss                                                         (38,786)               21,194                    (17,592)
Other income (expense), net                                               (925)                                            (925)
                                                             -----------------     -----------------          -----------------

Loss before benefit from income taxes                                  (39,711)               21,194                    (18,517)
Benefit from income taxes                                               (1,380)                1,592    (3)                 212
Minority interest                                                         (955)                                            (955)
                                                             -----------------     -----------------          -----------------

Net loss                                                     $         (37,376)                               $         (17,774)
                                                             =================                                =================

Basic net loss per share                                     $           (0.97)                               $           (0.46)
                                                             =================                                =================
Diluted net loss per share                                   $           (0.97)                               $           (0.46)
                                                             =================                                =================

Shares used in the per share calculation:
       Basic                                                            38,475                                           38,475
                                                             =================                                =================
       Diluted                                                          38,475                                           38,475
                                                             =================                                =================

(1) Includes one-time transition costs related to outsourcing, including $1.6 million for repurchase and reserve of inventory.

(2) Stock compensation charges primarily related to options assumed and restricted shares granted in connection with acquisitions.

(3) Amortization of intangible assets related to acquisitions, primarily Asyst Shinko, and offsetting tax benefit.

(4) Restructuring charges include primarily severance charges and excess facility charges for vacated buildings.

(5) Impairment charges related to land held for sale.